Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, no par value, of mF International Limited, a British Virgin Islands business company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 14, 2024.

Gaderway Investments Limited

By:	/s/ Tai Wai (Stephen) Lam
Name:	Tai Wai (Stephen) Lam
Title:	Director

By:	/s/ Chi Weng Tam
Name:	Chi Weng Tam
Title:	Director

By:	/s/ Tai Wai (Stephen) Lam
Name:	Tai Wai (Stephen) Lam

By:	/s/ Chi Weng Tam
Name:	Chi Weng Tam